UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2024

GLOBAL SYSTEM DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40707	86-1458374
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

815 Walker Street, Suite 1155 Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

(740) 229-0829

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On January 23, 2024, Global Systems Dynamics, Inc. (“we” or “our” or “us”) and Darkpulse, Inc., a Delaware corporation (“DarkPulse”), by mutual written consent, terminated the Business Combination Agreement, as amended, between us, DarkPulse, and Zilla Acquisition Corp., a Delaware corporation (the “Business Combination Agreement”), pursuant to Section 7.1(a) therein. Under the terms of the Business Combination Agreement, the parties thereto (the “Parties”) had agreed to combine their respective businesses (the transactions contemplated under the Business Combination Agreement, the “Business Combination”). Following the Business Combination, DarkPulse would become the surviving entity and our wholly-owned subsidiary, and we and DarkPulse would operate as a consolidated company under the name “Global System Dynamics, Inc.” Additional terms and conditions of the Business Combination Agreement were disclosed in our current report on Form 8-K (“Form 8-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022. On or about August 8, 2023, the Parties entered into Amendment No. 1 to the Business Combination Agreement, pursuant to which they agreed to extend the deadline by which the Business Combination would be consummated, or otherwise have the right to terminate the Merger Agreement, from August 9, 2023 to February 9, 2024, without any right of extension.

The Form 8-K and registration statement on Form S-4 filed with the SEC on February 14, 2023 (the “Form S-4”) are incorporated herein by reference and the foregoing descriptions of the Business Combination Agreement and amendments thereto are qualified in its entirety by reference to the Form 8-K and Form S-4.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2024, we received a written notice (the “Notice Letter”) from the Nasdaq Hearings Panel (“Panel”) indicating that the Panel had decided to delist our securities from the Nasdaq Stock Market LLC (“Nasdaq”), starting on the opening of the business day on January 24, 2024, due to our failure to comply with the terms of the Panel’s January 2, 2024 decision (the “Decision”) for Docket No. NQ 6692C-23, our legal matter regarding delisting from the Nasdaq. Pursuant to the terms of the Decision, amongst other things, we were required to submit responses to the SEC’s comment letter dated March 16, 2023, relating to the Form S-4 (such responses, the “Responses”) no later than January 5, 2024. On January 3, 2024, (i) we requested a delay or removal of the January 5, 2024 deadline for the filing of the Responses and (ii) the Panel granted us an extension to file the Responses to January 19, 2024. On January 19, 2024, we notified the Panel that we would not be submitting the Responses by the Panel’s deadline. Accordingly, the Panel determined to delist our securities from Nasdaq pursuant to the Notice Letter.

The Notice Letter stated that we could request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the decision given in the Notice Letter, by written notice within 15 days of the date of the Notice Letter. The Notice Letter also advised that the Council may, on its own motion, determine to review any Panel decision within 45 calendar days after issuance of the Panel’s written decision. If the Council determines to review this decision, in which case we will be immediately notified. Upon review, the Council may affirm, modify, reverse, dismiss or remand this decision to the Panel.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SYSTEMS DYNAMICS, INC.

Date: January 24, 2024	By:	/s/ Rick Iler
	Name:	Rick Iler
	Title:	Chief Financial Officer